GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                       TELEPHONE (617) 570-1000
                                                      TELECOPIER (617) 523-1231


                                  June 1, 1999


USAA Tax Exempt Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288-0227

Ladies and Gentlemen:

         We hereby consent to the reference in Post-Effective Amendment No. 28 (the "Amendment") to the Registration Statement (No. 2-75093) on Form N-1A of USAA Tax Exempt Fund, Inc. (the "Registrant"), a Maryland corporation, to our opinion with respect to the legality of the shares of the Registrant representing interests in the Long-Term Fund, Intermediate-Term Fund, Short-Term Fund, Tax Exempt Money Market Fund, California Bond Fund, California Money Market Fund, New York Bond Fund, New York Money Market Fund, Virginia Bond Fund and Virginia Money Market Fund series of the Registrant, which opinion was filed with Post-Effective Amendment No. 27 to the Registration Statement.

         We also hereby consent to the reference to this firm in the statements of additional information under the heading "General Information--Counsel" which form a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                                                Very truly yours,

                                                /s/GOODWIN, PROCTER & HOAR  LLP
                                                -------------------------------
                                                   GOODWIN, PROCTER & HOAR  LLP

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